UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

General Electric Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ONE FINANCIAL CENTER, SUITE 3700 BOSTON, MA 02111	Your Vote Counts! GENERAL ELECTRIC COMPANY 2024 Annual Meeting Vote by May 6, 2024 11:59 PM ET. For shares held in the GE Retirement Savings Plan, vote by May 2, 2024 11:59 PM ET.

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You invested in GENERAL ELECTRIC COMPANY and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 7, 2024.

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the proxy materials by requesting prior to April 23, 2024. If you would like to request a paper or email copy of the proxy materials or materials for future shareholder meetings for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. There is no charge to you for requesting a copy. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 7, 2024 10:00 AM ET Virtually at: www.virtualshareholdermeeting.com/GE2024

*	The company will be hosting the meeting live via the internet this year at the website address above. Please check the proxy materials for instructions on how to access the meeting.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.proxyvote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors
Nominees:
1a.	Stephen Angel	For
1b.	Sébastien Bazin	For
1c.	Margaret Billson	For
1d.	H. Lawrence Culp, Jr.	For
1e.	Thomas Enders	For
1f.	Edward Garden	For
1g.	Isabella Goren	For
1h.	Thomas Horton	For
1i.	Catherine Lesjak	For
1j.	Darren McDew	For
2.	Advisory Approval of Our Named Executives’ Compensation	For
3.	Ratification of Deloitte as Independent Auditor for 2024	For
4.	Shareholder Proposal: Independent Board Chairman	Against
5.	Shareholder Proposal: Report Analyzing Risks Arising from Voluntary Carbon-Reduction Commitments	Against

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

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